Exhibit 24

POWER OF ATTORNEY

Each director and officer of United Bankshares, Inc. (the “Corporation”), whose signature appears below, hereby appoints Richard M. Adams, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to 1,700,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with the Corporation’s 2016 Long-Term Incentive Plan, along with an indeterminate amount of plan interests thereunder, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of July 29, 2016.

DIRECTORS/OFFICERS:

	Signature	Title
By:	/s/ Richard M. Adams	President and Chief Executive Officer (Principal Executive Officer) and Director
Richard M. Adams

By:	/s/ W. Mark Tatterson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
W. Mark Tatterson

By:	/s/ Robert G. Astorg	Director
Robert G. Astorg

By:	/s/ Peter A. Converse	Director
Peter A. Converse

By:	/s/ Lawrence K. Doll	Director
Lawrence K. Doll

By:	/s/ Michael P. Fitzgerald	Director
Michael P. Fitzgerald

By:	/s/ Theodore J. Georgelas	Director
Theodore J. Georgelas

By:	/s/ J. Paul McNamara	Director
J. Paul McNamara

By:	/s/ Mark R. Nesselroad	Director
Mark R. Nesselroad

By:	/s/ Mary K. Weddle	Director
Mary K. Weddle

By:	/s/ Gary G. White	Director
Gary G. White

By:	/s/ P. Clinton Winter, Jr.	Director
P. Clinton Winter, Jr.